Exhibit 99.1

Jonathan R. West
Executive Vice President

December 20, 2010

Re:  2010 Indiana Member Director and District-Wide Independent Director Election Results

Dear Indiana Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2010 Indiana member director election.  The new director’s term will begin on January 1, 2011 and expire as noted below.

Indiana – One Member Director

Number of members eligible to vote	194
Number of members casting votes	114

Total eligible votes for each directorship	2,114,145

		Term Ends	Votes Received
Patrick C. Botts President-Chief Operating Officer Mutual Bank	Muncie, IN		105,256

Karen F. Gregerson SVP-Chief Financial Officer STAR Financial Bank Fort Wayne, IN	Fort Wayne, IN		69,979

Michael Kubacki Chairman and Chief Executive Officer Lake City Bank	Warsaw, IN		435,374

Dan L. Moore* President-Chief Executive Officer Home Bank	Martinsville, Indiana	December 31, 2014	744,936

Daryl D. Pomranke President-Chief Operating Officer Citizens Financial Bank	Munster, IN		28,533

*Elected

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2010 district-wide election of independent directors.  The independent directors’ terms will also begin on January 1, 2011 and expire as noted below.

Independent Director District-Wide Election – Three Directors

Number of Indiana members eligible to vote	194
Number of Michigan members eligible to vote	223
Total members eligible to vote	417
Number of Indiana members casting votes	84
Number of Michigan members casting votes	92
Total members casting votes	176
Total eligible votes for each directorship	4,346,736

		Term Ends	Votes Received
Christine A. Coady * President and CEO Michigan Interfaith Trust Fund	Lansing, Michigan	December 31, 2011	1,771,837

Elliot A. Spoon* Assistant Dean, Professor of Law in Residence Michigan State University College of Law	East Lansing, Michigan	December 31, 2014**	1,850,664

Larry A. Swank* President and CEO Sterling Group, Inc.,	Mishawaka, Indiana	December 31, 2014	1,991,778

*Elected
** Public Interest Director

Thank you for participating in this year's election process.  Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and all the stockholders it serves.

Sincerely,

Jonathan R. West
Executive Vice President